                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                       GRADCO SYSTEMS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              GRADCO SYSTEMS, INC

                                ----------------

                            NOTICE OF ANNUAL MEETING
                        TO BE HELD ON SEPTEMBER 22, 2000

                            ------------------------

To the Holders of the Common Stock:

    PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of GRADCO SYSTEMS, INC. will be held on September 22, 2000 at 9:00 a.m. local time, at The Mirage, 3400 Las Vegas Boulevard South, Las Vegas, Nevada.

    The purposes of the meeting are as follows:

    1.  To elect six directors of the Company to serve a term of one year;

    2. To vote upon the year 2000 Stock Option Plan adopted by the Board of Directors of the Company; and

    3. To transact such other business as may properly be brought before the meeting.

    Stockholders of record as of the close of business on August 18, 2000 will be entitled to vote at said meeting.

    Enclosed is a copy of the Company's Report on Form 10-K for the fiscal year ended March 31, 2000 (excluding exhibits), and Letter to Shareholders, which comprise the Company's 2000 Annual Report to Stockholders, along with a proxy statement and proxy. Stockholders who do not expect to attend the Annual Meeting are requested to sign and return the proxy in the enclosed envelope.

                                          By Order of the Board of Directors

                                          Bernard Bressler
                                          SECRETARY

August 25, 2000

                              GRADCO SYSTEMS, INC.
                           3753 HOWARD HUGHES PARKWAY
                                   SUITE 200
                            LAS VEGAS, NEVADA 89109

                            ------------------------

                                PROXY STATEMENT
                          FOR HOLDERS OF COMMON STOCK

                             ---------------------

    This Proxy Statement is furnished to stockholders of GRADCO SYSTEMS, INC. (the "Company" or "Gradco") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. Such meeting will be held on September 22, 2000, at 9:00 a.m., local time, at The Mirage, 3400 Las Vegas Boulevard South, Las Vegas, Nevada, for the purposes set forth in the Notice of Meeting. It is anticipated that this Proxy Statement and accompanying material will be mailed to the stockholders on August 25, 2000.

    If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy is in ballot form and each stockholder may indicate approval or disapproval as to each proposal identified in the proxy and accompanying Notice of Annual Meeting and as set forth and discussed in this Proxy Statement. The proposals will be presented by the Board of Directors of the Company. Where a choice is specified with respect to a proposal the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Martin E. Tash and Harland L. Mischler.

                         VOTING SECURITIES OUTSTANDING

    Stockholders of record entitled to vote will be determined as of the close of business on August 18, 2000. At that date, there were outstanding and entitled to vote 7,112,308 shares of Common Stock of the Company. Each share of Common Stock entitles the holder thereof to one vote.

    Set forth below is information concerning persons known to the Company to be beneficial owners of more than five percent (5%) of the Common Stock of the Company as of August 18, 2000:

                                                                       AMOUNT AND NATURE OF
TITLE OF CLASS              NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP       PERCENTAGE OF CLASS
--------------              ------------------------------------       --------------------       -------------------
Common Stock, no par        Martin E. Tash                                  371,548(1)                    5.1%
  value

Common Stock, no par        Dimensional Fund Advisors, Inc.                 631,674(2)                    8.9%
  value                     1299 Ocean Avenue
                            11th Floor
                            Santa Monica, CA 90401

------------------------

(1) See Equity Securities--Ownership of Management

(2) As set forth on Schedule 13G, filed February 3, 2000, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 631,674 shares as of December 31, 1999, all of which shares are held on behalf of advisory clients of Dimensional, a registered open-end management investment company. Dimensional disclaims beneficial ownership of all such shares.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

    The By-laws of the Company provide for a Board of Directors consisting of between three and seven persons who are elected to serve until the next annual meeting and until their successors are elected and have qualified. The Board presently consists of six members.

    Proxies solicited herein will be voted (unless authority is withheld) for the election, as directors of the Company, of the six nominees named in the following table, who will hold office until the Annual Meeting to be held in 2001, and until their respective successors are elected and have qualified. The nominees comprise the current Board of Directors, all of whom were elected by a vote of stockholders at a meeting held on October 1, 1999 at which proxies were solicited.

    Management has no reason to expect that any of these nominees will fail to be a candidate at the meeting and, therefore, does not at this time have in mind any substitute for any nominee. In the event that any nominee for director should be unavailable, it is intended that such shares will be voted for the substitute nominee or nominees as may be determined by the Board of Directors.

    In accordance with the laws of the State of Nevada and the Company's By-laws, the election of directors requires a plurality of the votes cast. Proxies and ballots marked "FOR all nominees," "WITHHOLD AUTHORITY to vote for all nominees," or specifying that votes be withheld for one or more nominees, or which are executed without specification of a choice (in which case they will be voted for all nominees), are counted to determine the total number of votes cast. Broker non-votes are not counted.

    The following table sets forth the names, ages, principal occupations and other information regarding management's nominees for director, and the executive officers of the Company. Unless otherwise indicated, the term of office of all executive officers expires at the Annual Meeting.

                             YEAR FIRST
                              BECAME A
NAME                          DIRECTOR                     BUSINESS EXPERIENCE
----                         ----------   ------------------------------------------------------
Martin E. Tash, ...........     1990      Mr. Tash has been Chairman of the Board and Chief
  Age 59                                  Executive Officer of the Company since October 1990,
  Chairman of the Board,                  and President of the Company since October 1991.
  Chief Executive Officer,                Mr. Tash served as Chairman of the Board and President
  And President                           of Plenum Publishing Corporation from July 1977 until
                                          its sale in June 1998.

Harland L. Mischler, ......     1990      Mr. Mischler has been Chief Financial Officer and a
  Age 68                                  director of the Company since October 1990, and
  Executive Vice President,               Executive Vice President of the Company since October
  Chief Financial Officer,                1991. Mr. Mischler is a certified public accountant.
  And Director                            Mr. Mischler served as a Vice President, Controller
                                          and Treasurer of Hobart Corporation from 1966 to 1981.
                                          From 1981 to 1984 he was Vice President of Finance of
                                          Bausch & Lomb, Inc. At that time he purchased, with
                                          another, Applied Research Laboratories, Inc., an
                                          analytical instrument company, in a leveraged buyout
                                          from Bausch & Lomb. After such company was sold
                                          profitably in 1987, Mr. Mischler founded HLM Capital
                                          Resources, Inc., a private investment and holding
                                          company of which he is President and Chairman.

                             YEAR FIRST
                              BECAME A
NAME                          DIRECTOR                     BUSINESS EXPERIENCE
----                         ----------   ------------------------------------------------------
Bernard Bressler, .........     1990      Mr. Bressler has been Secretary and a director of the
  Age 72                                  Company since October 1990, and Treasurer of the
  Secretary, Treasurer and                Company since April 1992. He has been a practicing
  Director                                attorney since 1952, and is presently a member of the
                                          firm of Bressler, Amery & Ross, P.C., counsel to the
                                          Company. Mr. Bressler was also a director of Plenum
                                          Publishing Corporation until its sale.

Robert J. Stillwell, ......     1991      Mr. Stillwell has been a director of the Company since
  Age 64                                  October 1991. Mr. Stillwell owns and operates the
  Director                                Robert J. Stillwell Agency, Inc., an independent life
                                          and health insurance agency which he founded over 20
                                          years ago, and he is the Managing General Partner of
                                          five limited real estate partnerships. Additionally,
                                          Mr. Stillwell currently owns numerous commercial real
                                          estate holdings. Mr. Stillwell formerly owned and
                                          operated Nationwide Property Management, which handles
                                          diverse real estate investments and he was formerly on
                                          the Board of Directors of Crusader Savings and Loan.

Thomas J. Burger, .........     1993      Mr. Burger has been a director of the Company since
  Age 53                                  October 1993. He is Associate Senior Vice President of
  Director                                NEC America, Inc. (a position he has held since July
                                          1993), and is responsible for the sale and marketing
                                          of its business telephone systems throughout the
                                          United States. Prior thereto, he was President and a
                                          director of two-wholly owned subsidiaries of NEC
                                          America, Inc., which conducted the sales, installation
                                          and maintenance of NEC communication systems and
                                          networks throughout the Central, South and Western
                                          United States. From August 1988 to December 1989 Mr.
                                          Burger was President and a director of Marcom
                                          Communications Inc. After he reorganized its
                                          telecommunication subsidiary, the subsidiary was sold
                                          to NEC America and he became an employee of NEC. In
                                          July 1987 Mr. Burger founded Astra Services, Inc., a
                                          computer company providing various software
                                          development services to the communications industry.
                                          Astra Services was sold profitably in 1992. From 1973
                                          to 1987 Mr. Burger was employed in various capacities
                                          by Telecom Plus International Inc., one of the major
                                          independent interconnect companies in the U.S. He
                                          became President in 1980, a position he held until May
                                          1987 when the company was sold to Siemens
                                          Communications.

                             YEAR FIRST
                              BECAME A
NAME                          DIRECTOR                     BUSINESS EXPERIENCE
----                         ----------   ------------------------------------------------------
Masakazu (Mark) Takeuchi, .     1997      Mr. Takeuchi has been a director of the Company since
  Age 63                                  September 1997. He has been President and Chief
  Director of the Company                 Executive Officer of Gradco (Japan) Ltd. ("GJ") since
  And President, Chief                    1989 and a director of GJ since 1988. He is also
  Executive Officer and                   President and a director of Gradco (USA) Inc. He was
  Director of Gradco                      Senior Vice President of Far East Operations and New
  (Japan) Ltd.                            Business Development of the Company from March 1990
                                          until October 1990. Mr. Takeuchi was also Chairman of
                                          GJ from August 1988 until December 1988. Previously,
                                          from 1961, Mr. Takeuchi was employed by C. Itoh & Co.
                                          Ltd. in various positions.

Akira (Tony)                      --      Mr. Shinomiya has been Chief Financial Officer and a
  Shinomiya,(1) ...........               director of GJ since January 1989. From 1987 to 1988,
  Age 57                                  he served as deputy General Manager of C. Itoh
  Chief Financial Officer                 Electronics Corp. and from September 1985 through 1986
  And Director of Gradco                  he was Section Manager of the Electronics Division of
  (Japan) Ltd.                            C. Itoh & Co. Ltd. From 1975 to 1985 he was Vice
                                          President of C. Itoh Electronics Inc. in Los Angeles,
                                          California.

------------------------

(1) Akira (Tony) Shinomiya, who is listed in the table, is an executive officer of Gradco (Japan) Ltd. ("GJ"), the Company's majority-owned Japanese subsidiary. The Company's primary business is conducted through GJ. Due to the significance of the role of Mr. Shinomiya in managing the operations of GJ and conducting its relationship with the Company, information regarding him has been included in various portions of this Proxy Statement. However, the inclusion of such information under references to "executive officers of the Company" is not an acknowledgement that Mr. Shinomiya may be so characterized, since he does not perform a policy-making function for the Company.

    The term of office of Mr. Shinomiya expires at the ordinary general shareholders meeting of GJ for fiscal 2002, to be held in June 2002.

                         ADOPTION OF STOCK OPTION PLAN

    The Board of Directors has determined by unanimous consent in August 2000 to adopt a new stock option plan ("2000 Plan") offering Incentive Stock Options ("ISO's") as well as nonqualified stock options ("NQSO's") and to terminate the 1997 nonqualified plan after granting to the option holders under such plan options identical to the previously granted 1997 NQSO options.

    The 2000 Plan provides options on common stock. 700,000 shares are reserved for grant of which 267,500 have been granted to replace the options previously granted under the discontinued 1997 plan, leaving 432,500 shares available for grant.

    The expiration date of options shall be determined by the Board but shall be no more than 10 years from date of grant. The options granted to replace the 1997 Plan NQSO's expire 10 years from the date of original grant and have exercise prices of $2.00 or more (exceeding the market price on the date of the present grant). 166,750 options are vested. The price of any ISO's to be granted under the plan shall be fair market value at the date of grant unless granted to an owner of 10% or more of the Company stock, in which case the price is to be 110% of fair market value and the life of the option shall be 5 years.

    No cash consideration is to be received for the issuance of an option. The market value of the Gradco stock which underlies the options is $1.38 per share as of August 17, 2000.

    The recipients of ISO's will not be subject to any federal income tax consequences until the option is exercised and the stock is sold. At such time the profit, if any, will be subject to capital gains treatment. As to the NQSO's the difference between exercise price and fair market value at the date of exercise will be ordinary income. Any increase in value thereafter will be subject to capital gains treatment upon sale of the stock.

    Options have been granted to the following persons as set forth in Item 10 paragraph (b)(2)(ii) of Regulation 14A:

                                                               NUMBER
TITLE AND NAME                                                OF SHARES
--------------                                                ---------
CEO, Martin E. Tash.........................................   100,000
Mark Takeuchi(1)............................................    60,000
Tony Shinomiya(1)...........................................    40,000

------------------------

(1) The two most highly paid executives other than CEO.

    All other employees have received a total of 67,500 options. No other person has received or is presently expected to receive 5% of options under the Plan.

                   EQUITY SECURITIES-OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company by each director, each of the executive officers named in the Summary Compensation Table set forth below, and by all officers and directors as a group (7 persons), as of August 18, 2000.

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF   PERCENTAGE
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP   OF CLASS(1)
-------------------                                           --------------------   -----------
Martin E. Tash..............................................         371,548(2)           5.1%
Harland L. Mischler.........................................         115,000(3)           1.6%
Bernard Bressler............................................          33,786(4)             *
Robert J. Stillwell.........................................          34,600(5)             *
Thomas J. Burger............................................           7,500(6)             *
Masakazu (Mark) Takeuchi....................................          45,000(6)             *
Akira (Tony) Shinomiya......................................          30,000(7)             *
All Executive Officers and Directors as a Group (comprising
  the 7 persons shown above)................................         637,434(8)           8.6%

------------------------

*   Less than 1%

(1) In each instance where a named individual is listed as the holder of a currently exercisable option, the shares which may be acquired upon exercise thereof have been deemed outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but not for the purpose of computing the percentage owned by any other person, except the group referred to in note (8).

(2) Includes 162,743 shares owned by Mr. Tash under a private profit sharing plan for the benefit of Mr. Tash who is the trustee and sole lifetime beneficiary and retains voting power, 60,000 shares owned by Mr. Tash jointly with his wife and 23,805 shares owned directly by Mr. Tash. Also includes currently exercisable options granted to Mr. Tash to purchase 125,000 shares of the Registrant's stock.

(3) Includes 52,000 shares owned directly by HLM Capital Resources, Inc., a private investment and holding corporation, of which Mr. Mischler is President, Chairman and major shareholder, and 17,000 shares owned directly by Mr. Mischler. Also includes currently exercisable options granted to Mr. Mischler to purchase 46,000 shares of the Company's stock.

(4) Includes 2,626 shares held by Mr. Bressler's wife. Mr. Bressler disclaims beneficial ownership of the shares owned by his wife.

(5) Includes 17,100 shares held by Mr. Stillwell in an individual retirement account, and 7,500 shares which may be acquired upon the exercise of currently exercisable options.

(6) Represents shares which may be acquired upon the exercise of currently exercisable options.

(7) See note (1) to table under NOMINEES FOR DIRECTORS, in section, ELECTION OF DIRECTORS, above. The number of shares shown represents those which are subject to currently exercisable options held by Mr. Shinomiya.

(8) The number of shares and percentage owned includes 261,000 shares which may be acquired through exercise of currently exercisable options held by certain of such persons individually named. The number of outstanding shares used in computing the percentage of ownership by the group includes such shares.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has an Audit Committee. This committee has:

(1) Reviewed and discussed the audited financial statements with management.

(2) Discussed with the independent auditors the matters to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards).

(3) Received the written disclosures and the letter from the independent accountants required by Independence Standard Board No. 1 and has discussed with the independent accountant the accountant's independence.

    Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

    The audit committee consists of Harland L. Mischler, Robert J. Stillwell and Thomas J. Burger.

    The Board of Directors has adopted a written charter which is included in this proxy as Appendix 1. Mr. Burger and Mr. Stillwell are independent in accordance with the applicable NASD listing standards. The Company has been advised that Mr. Mischler, who is not an employee, is considered not to be independent because he is the Chief Financial Officer. The Board considers that the substitution of another person for Mr. Mischler would not be in the Company's best interest and would be burdensome. It has applied to the NASD for an exemption which will permit the Company to continue his appointment as a member of the audit committee.

    The Board of Directors has no Nominating Committee or Compensation
Committee.

    The Board of Directors met in person one (1) time during the last fiscal year. It also acted by unanimous written consent on seven (7) occasions during this period. A majority of the directors in office at the time of the personal meeting were in attendance.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation awarded to, earned by or paid to the following persons through August 18, 2000 for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended March 31, 2000, 1999, and 1998: (1) the Company's Chief Executive officer, and (2) each of the other executive officers whose total compensation for the fiscal year ended March 31, 2000 required to be disclosed exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                           SECURITIES
                                                                           SALARY AND      UNDERLYING
NAME AND PRINCIPAL POSITION                                     YEAR     BONUS ($)(1)(2)   OPTIONS(3)
---------------------------                                   --------   ---------------   ----------
Martin E. Tash .............................................    2000         125,000              --
  Chairman of the Board,                                        1999         125,000              --
  President and Chief                                           1998         125,000         100,000
  Executive Officer

Masakazu (Mark) Takeuchi ...................................    2000         307,125              --
  President,                                                    1999         267,419              --
  Gradco (Japan) Ltd.                                           1998         263,388          60,000

Akira (Tony) Shinomiya .....................................    2000         271,024              --
  Chief Financial Officer                                       1999         235,986              --
  Gradco (Japan) Ltd.                                           1998         232,358          40,000

------------------------

(1) With regard to Mr. Tash, the amounts shown in this column represent compensation for special services rendered as a director.

(2) With regard to Messrs. Takeuchi and Shinomiya, the amounts shown in these columns represent compensation paid to such individuals for services as executive officers of GJ. See note (1) to table under NOMINEES FOR DIRECTORS, in section, ELECTION OF DIRECTORS, above. All such compensation was paid in yen by GJ and is translated into dollars at each year's average annual exchange rates in the above table. When measured in yen, there was a 5.8% increase in compensation from 1998 to 1999 and no increase in compensation from 1999 to 2000.

(3) Represents the number of shares of common stock issuable upon the exercise of options granted to the named officer pursuant to the 1997 Stock Option Plan (see below) during each fiscal year. See Adoption of Stock Option Plan.

EXISTING STOCK OPTION PLANS

1997 PLAN

    On September 11, 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "1997 Plan") which provides for the grant of options which do not qualify as "incentive stock options" within the meaning of
Section 422A of the Internal Revenue Code. The 1997 Plan provides the issuance of up to 400,000 shares of Gradco common stock upon the exercise of stock options.

    The 1997 Plan is administered by the Company's Board of Directors. Subject to limitations contained in the 1997 Plan, the Board determines the optionees, option prices, number of shares subject to such options, the duration of each option, the dates of grant (no options may be granted after September 11, 2007), and the schedule for exercise of each option. The options are not transferable. Currently, options for 267,500 shares are outstanding under the 1997 Plan. 105,750 shares are available for issuance under the

1997 Plan. If the Stockholders approve the year 2000 Plan adopted by the Board of Directors and presented to the stockholders at this meeting, the 1997 Plan will be cancelled with the new options which were granted as substitutes for the previously granted 1997 options being delivered and the 1997 options being cancelled.

1988 PLAN

    The Company also had a 1988 Stock Option Plan (the "1988 Plan") which provides for the grant of options which either did or did not qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. The 1988 Plan, which provided for the issuance of up to 350,000 shares of Gradco common stock upon exercise of stock options, terminated on May 25, 1998 in accordance with its terms. Thus, no additional options may be granted thereunder, but the termination does not affect the validity of then outstanding options. Currently, options for 185,500 shares are outstanding under the 1988 Plan.

    The Stock Option Committee, which administers the 1988 Plan, is appointed by the Board of Directors. Bernard Bressler and Robert J. Stillwell currently comprise the Stock Option Committee. Since no new options may be issued under the 1988 Plan, the Committee's powers under such Plan are limited to such administrative matters as may arise with regard to currently outstanding options.

    The following table sets forth the number of shares underlying unexercised options held on March 31, 2000 together with the value of such options as of March 31, 2000.

                     UNEXERCISED OPTIONS AT FISCAL YEAR-END

                                                                                    VALUE OF UNEXERCISED
                                                    NUMBER OF SECURITIES          IN-THE-MONEY OPTIONS AT
                                               UNEXERCISED AT FISCAL YEAR-END   FISCAL YEAR-END EXERCISABLE/
NAME                                             EXERCISABLE/UNEXERCISABLE           UNEXERCISABLE ($)
----                                           ------------------------------   ----------------------------
Martin E. Tash...............................          125,000/25,000                       None
Masakazu (Mark) Takeuchi(1)..................           63,000/15,000                       None
Akira (Tony) Shinomiya(1)....................           36,000/10,000                       None

------------------------

(1) Messrs. Takeuchi and Shinomiya are executive officers of Gradco
    (Japan) Ltd. See note (1) to table under NOMINEES FOR DIRECTORS, in section, ELECTION OF DIRECTORS, above.

    During the last fiscal year, no options under the 1988 Plan or 1997 Plan were exercised by the executive officers named in the SUMMARY COMPENSATION TABLE, above.

RETIREMENT PLAN (GJ)

    In June 1994, GJ adopted a retirement plan providing that, subject to approval by GJ's shareholders at the time of proposed payment, a retirement allowance be paid by GJ to a member of GJ management who retires after his term of office or by reason of reaching his mandatory retirement age. In an effort to reduce operating expenses in future years, however, GJ management agreed to terminate the retirement plan at the end of fiscal year 2000. In return, the Company and GJ agreed to vest the then due amount to be paid upon actual retirement and GJ agreed to loan to each individual an amount equal to 80% of his vested benefit at year end. In fiscal 2000 Mr. Takeuchi borrowed $772,000 and Mr. Shinomiya borrowed $641,000 secured by their respective retirement benefits. The loans (bearing interest at a nominal rate) must be repaid at the time of retirement when the accrued benefit will be paid.

COMPENSATION OF DIRECTORS

    Each director of the Company who is not also an officer (of the Company or GJ) receives a fee of $1,250 for each quarter in a fiscal year during which he serves in such position. Accordingly, Mr. Stillwell and Mr. Burger each received $5,000 for the 2000 fiscal year.

    Martin E. Tash (the Company's President and Chairman of the Board) received $125,000 in cash for special services rendered to the Company as a director during the fiscal year ended March 31, 2000. This amount is included in the SUMMARY COMPENSATION TABLE, above.

    HLM Capital Resources, Inc., a closely held corporation controlled by Harland L. Mischler (the Company's Executive Vice President and Chief Financial Officer) received $70,000 in cash for providing to the company special services rendered by Mr. Mischler as a director during the fiscal year ended March 31, 2000.

    All directors (and Messrs. Tash, Mischler and Bressler in their capacity as officers as well) are eligible to receive options under the 1997 and 2000 stock option plans. See the table captioned UNEXERCISED OPTIONS AT FISCAL YEAR-END, above, as to 1997 options held by Messrs. Tash and Takeuchi as of March 31, 2000 which were replaced by 2000 options on identical terms, subject to approval of the 2000 plan by stockholders. As of that date, Mr. Mischler held options for 46,000 shares and Messrs. Stillwell and Burger each held options for 7,500 shares, all of which were issued under the 1988 Plan.

    Bernard Bressler, a practicing attorney, receives compensation based on his usual hourly rate for attendance at Board meetings.

INDEMNIFICATION

    The Company's By-laws provide that it shall, to the fullest extent permitted by the Nevada General Corporation Law, indemnify any person against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director, officer, employee or agent of the Company. Accordingly, all current officers and directors of the Company are entitled to indemnification by the Company under this provision. In addition, James P. Owens, who served as an officer of the Company from 1989 until April 1992, is entitled to indemnification under such provision based on his activities in such capacity. Mr. Owens is currently Vice President, Finance and Administration, of Gradco (USA) Inc., a wholly-owned subsidiary of Gradco Systems, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Board of Directors has no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers are determined by the Board. During the fiscal year ended March 31, 2000, the officers of the Company participating in the Board's deliberations concerning executive compensation were Martin E. Tash, Harland L. Mischler and Bernard Bressler (who are members of the Board).

    Until June 30, 1998, Martin E. Tash (an executive officer of the registrant) served as a member of the Board of Directors of Plenum Publishing Corporation ("Plenum") at which time Plenum ceased existence. Plenum had no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers were determined by its Board. Mr. Tash was an executive officer of Plenum and was the only such executive officer who also served on the Company's Board. Bernard Bressler (Secretary, Treasurer and a director of the Company) was an officer and director of Plenum until June 30, 1998, but he was not an executive officer of Plenum.

BOARD REPORT ON EXECUTIVE COMPENSATION

    The Board of Directors of the Company approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The executive officers of the Company (Messrs. Tash and Mischler) are members of the Board. While Messrs. Takeuchi and Shinomiya are listed in the SUMMARY COMPENSATION TABLE, above, for informational purposes, they are considered to be executive officers of Gradco (Japan) Ltd. ("GJ") and not of the Company; their compensation is paid by GJ and is determined by GJ's Board of Directors.

    It is the current policy of the Company's Board of Directors to compensate those directors of the Company who are also executive officers of the Company (i.e., Messrs. Tash and Mischler) only for their special services rendered as directors, and not for their services as officers, PER SE. This policy has been implemented as a means of saving costs for the Company in an area in which it might otherwise have to expend substantial sums in order to pay said executive officers, as such, at levels commensurate with their levels of authority. Messrs. Tash and Mischler (who became directors and officers in October 1990) have thus far been willing to serve on this basis. Their activities as officers are performed part time, and they are not separately compensated for them.

    The compensation paid to Mr. Tash and to HLM Capital Resources during the fiscal year ended March 31, 2000 is in recognition of extraordinary services by Mr. Tash and Mr. Mischler respectively as directors in connection with, among other matters, the continuing implementation of cost efficiencies, the restructuring of the Company's subsidiaries and analysis of potential new company activities as well as the defense of the DuBois lawsuit against the Company. Because this compensation is for special services as a director, rather than services as an executive officer, it is not related to corporate performance factors, and the discussion of said factors, which would otherwise be required by this item, has therefore not been included.

PERFORMANCE GRAPH

    Set forth below is a graph comparing the yearly percentage change in the cumulative total return of Gradco Common Stock with the cumulative total return of the NASDAQ Stock Market (US & Foreign) Index and with the cumulative total return of an index comprised of a group of peer issuers, selected by the Company, in its industry, over the five-year period ending on March 31, 2000.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                NASDAQ STOCK MARKET  SELF-DETERMINED
           Gradco Systems Inc.       (US & Foreign)       Peer Group
3/31/1995              $100.00              $100.00          $100.00
3/31/1996              $100.00              $135.40          $147.20
3/31/1997               $99.10              $150.00           $97.30
3/31/1998              $211.10              $226.20           $91.10
3/31/1999               $55.60              $299.50           $71.20
3/31/2000               $59.30              $561.50          $198.00

    It is assumed in the graph that $100 was invested in the Common Stock of the Company, in the stock of the companies in the NASDAQ Stock Market (US & Foreign) Index, and in the stocks of the companies comprising the peer group index, on March 31, 1995, and that all dividends received within a quarter were reinvested in that quarter. The eight issuers selected by the Company for inclusion in the peer group index are: Check Technology Corp., CSP, Inc., Liuski
International Inc., Mitek Systems, Inc., NDC Automation, Inc., PCC Group, Inc., Personal Computer Products, Inc., and Random Access, Inc. The stock of three said issuers ceased trading on their respective exchanges, as of the following date, within the five-year period covered by the graph: Random Access (in September 1995), Personal Computer (in October 1995) and NDC Automation (in November 1995).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS

    Bernard Bressler, Secretary, Treasurer and a director of the Company, is a member of the law firm of Bressler, Amery & Ross, P.C., counsel to the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP are the independent certified public accountants who audited the Company's financial statements for the fiscal year ended
March 31, 2000. The Board of Directors has not yet selected auditors for the current fiscal year; the Board believes that it will be appropriate to do so at a later date, closer to the time when the audit is to be conducted, so that the selection can be made in the context of the Company's specific requirements at that time.

    It is not expected that representatives of PricewaterhouseCoopers LLP will be present in person at the Annual Meeting. However, it is expected that such representatives will be available by telephone during the meeting to answer appropriate questions of stockholders.

                                 MISCELLANEOUS

TRANSACTION OF OTHER BUSINESS

    As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

    In order for stockholder proposals to be presented at the 2001 Annual Meeting of Stockholders, to be eligible for inclusion in the Company's Proxy Statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Las Vegas, Nevada prior to May 22, 2001.

                            SOLICITATION OF PROXIES

    The entire expense of preparing, assembling and mailing this Proxy Statement, the form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary in order to insure sufficient representation, officers and other regular employees of the Company, who will not be additionally compensated therefor, may request the return of proxies personally, by telephone or facsimile. The extent to which this will be necessary depends on how promptly proxies are received, and stockholders are urged to send their proxies without delay.

                                          By Order of the Board of Directors
                                          MARTIN E. TASH
                                          CHAIRMAN

Dated:  August 25, 2000
      Las Vegas, Nevada

                                                                      APPENDIX I

                            AUDIT COMMITTEE CHARTER

    The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Gradco Systems, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the NASDAQ. The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

    The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

    Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

    The Committee shall meet as often as it deems necessary in order to fulfill its oversight responsibilities as set forth herein.

ATTENDANCE

    Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

    In carrying out its oversight responsibilities, the Committee will:

     1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

     2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

     3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

     4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

     5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

     6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

     8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

    - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

    - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

    If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

     9. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

    10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

    11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

    12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

    13. Review the appointment and replacement of the senior internal audit executive.

    14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

    15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

    16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                              GRADCO SYSTEMS, INC.
                      SOLICITED BY THE BOARD OF DIRECTORS
                FOR USE AT THE SEPTEMBER 22, 2000 ANNUAL MEETING

    The undersigned hereby appoints Martin E. Tash and Harland L. Mischler as Proxies, and each with power of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows:

    (1)  REGARDING THE ELECTION OF DIRECTORS

/ / FOR all nominees listed below                 / / WITHHOLD AUTHORITY
(EXCEPT AS INDICATED TO THE CONTRARY BELOW)       to vote for nominees listed below

Nominees: Martin E. Tash, Harland L. Mischler, Bernard Bressler, Robert J. Stillwell, Thomas J. Burger, Masakazu (Mark) Takeuchi.

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

--------------------------------------------------------------------------------

    (2)  REGARDING THE ADOPTION OF THE YEAR 2000 STOCK OPTION PLAN:

/ / FOR adoption of the stock option plan         / / WITHHOLD AUTHORITY

and in their discretion upon such other business as may be properly brought before the Annual Meeting of Stockholders of GRADCO SYSTEMS, INC. to be held at The Mirage Hotel, 3400 Las Vegas Boulevard South, Las Vegas, Nevada at
9:00 a.m. local time, and any adjournments thereof. This proxy revokes all prior proxies given by the undersigned.

                          (CONTINUED ON REVERSE SIDE)

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE MANAGEMENT SLATE OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ADOPTION OF THE YEAR 2000 STOCK OPTION PLAN.

                                              Date: ____________________________

                                              Signature: _______________________

                                              Print Name: ______________________

                                              Signature: _______________________

                                                      (if jointly held)

                                              IMPORTANT: Please sign exactly as
                                              name appears here. Joint owners
                                              should both sign. When signing as
                                              an executor, trustee, guardian,
                                              attorney or officer of a
                                              corporation, give title as such.
                                              If a partnership, please sign in
                                              partnership name.

   PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.